UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2004

VESTIN GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	000-24803	52-2102142

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8379 West Sunset Road, Las Vegas, Nevada	89113

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 227-0965

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 3, 2004, Vestin Group, Inc. (the “Registrant”) announced that John Alderfer will assume the responsibilities of chief financial officer and treasurer of the Registrant, succeeding Lance Bradford effective January 1, 2005.

     Mr. Alderfer, who has previously served as chief financial officer of the Registrant from September 2002 until February 2004 when he retired, has remained as a consultant on special real estate projects. Mr. Alderfer received a severance package totaling $102,500 from the Registrant upon his retirement in February 2004 and has received $142,050 in consulting fees from the Registrant in 2004.

     There is no family relationship between Mr. Alderfer and any other director or executive officer of the Registrant nor are there arrangements between Mr. Alderfer and any other persons pursuant to which Mr. Alderfer was selected as chief financial officer and treasurer.

     A copy of the press release issued by the Registrant on December 3, 2004 concerning the foregoing matter is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following exhibit is furnished as part of this report:

Exhibit
Number	Description of Exhibit
99.1	Press Release of Registrant, dated December 3, 2004, reporting the Registrant’s appointment of its new chief financial officer.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vestin Group, Inc.
	By:	/s/ Michael V. Shustek
Date: December 7, 2004		Michael V. Shustek
Chief Executive Officer

Exhibit Index

Exhibit
Number	Description of Exhibit
99.1	Press Release of Registrant, dated December 3, 2004, reporting the Registrant’s appointment of its new chief financial officer.